ALKALINE WATER COMPANY REPORTS FOURTH QUARTER AND FISCAL YEAR 2014 FINANCIAL RESULTS

Store Count More Than Triples
Company Provides Guidance for First Fiscal Quarter 2015

SCOTTSDALE, AZ – (MARKETWIRED – July 1, 2014) – The Alkaline Water Company Inc. (OTCBB: WTER) (the "Company"), developers of alkaline water that is manufactured via an innovative state-of-the-art proprietary electrolysis beverage process and packaged and sold in 3 liter and 1 gallon sizes under the trade name Alkaline88, has announced financial results for the three and twelve months ended March 31, 2014.

Fourth Quarter 2014 Highlights

Fourth quarter 2014 financial results, as compared to fourth quarter 2013, were as follows:

  Year over year, revenues were $219,295 for the fourth quarter 2014, as compared to fourth quarter 2013 revenues of $15,110, approximately a 14-fold increase.
  Operating expenses were $1,179,068, as compared to $152,366 for the comparable period in 2013. The total for the 2014 period included $632,934 in non-cash stock compensation charges.
  Net loss for the quarter totaled $(1,163,357), as compared to a net loss of $(145,282) for the comparable period.
  Store count increased over three-fold from approximately 1,400 stores to approximately 6,000 stores through the first half of calendar 2014.
  Co-packing plants expanded from 1 to 3 during calendar year 2014.
  Production capacity increased from 13 truckloads a month to over 90 truck loads a month during calendar 2104.

Management Comment

"The close of our 2014 fiscal year was marked by a significant increase in our customer store count, which is a direct result of the intense planning on our national positioning program so that we could be prepared for the summer months. As indicated previously, we expect a great selling season for Alkaline88 and tremendous acceptance of our water products in these stores. In just over a year since we began our distribution efforts, Alkaline88 is now available in 49 States and the District of Columbia, and we are in 21 out of the top 75 retailers. Our 21 existing retailers account for about $270 billion in total annual sales volume in the U.S. market, and with our positioning in their stores, the visibility of our product is expected to increase dramatically for consumers,” stated Steven Nickolas, President & CEO of the Company.

“While we have still plenty of room to grow by increasing our penetration to new stores, we are also just beginning the sales cycle to many of the stores to which we are currently selling and expect growth to also come from continued increases in volume of product to these retailers as well. In addition, with our recently completed capital raise of $2.6 million and the 2 additional co-packing plants coming online since January 1st 2014, our production capability to meet our retailer demand has improved significantly,” Mr. Nickolas stated further.

Based on these factors, the Company has issued the following guidance:

  Sales for first quarter 2015 ending June 30, 2014 is expected to be greater than the sales for the entire 2014 fiscal year;

  New single serving 700 ML bottle sales are expected to account for approximately 13% of the sales in the quarter ending June 30, 2014.
  Two additional state of the art alkaline machines are expected to go into full production during third quarter of calendar 2014, (bringing our total to five) thereby facilitating production of 80 additional truck loads per month of product to fulfill anticipated demand.
  A single truck load (depending on product mix) can generate up to $11,000 in additional revenue.

Full-Fiscal Year 2014 Financial Results
In the description of the results below, the comparable period in 2013 is defined as Inception (June 19, 2012) to March 31, 2013:

Revenue for the year-ended March 31, 2014 was $552,699, as compared to $15,110 in the comparable period in 2013. The increase in revenue is due to increased sell through of our beverage products to retailers.

The Company’s gross profit, as a percentage of revenue for the year, was 25.5% compared to 46.9% for the same period in 2013. The decrease in gross profit margin was due to increased shipping costs incurred from the Company’s two existing co-packing facilities based on the expansion of the Company’s sales to national retailers. As the Company attempts to expand the number of co-packing facilities in certain geographic areas closer to its customers’ distribution points, it expects its shipping costs to decline.

General and administrative expenses were $4,421,353 for the year, as compared to $284,580 for the comparable period. The increase in expenses is due to the expansion of the Company’s operations and other non-cash charges including $2,225,736 of stock option compensation expense, $426,555 in stock compensation expense and $541,158 of professional fees. The Company’s stock and stock option compensation expense was incurred as a part of the issuance of certain stock options and stock grants to employees and key consultants to develop the Company’s business. Although a non-cash expense, the value of such issuances had a material impact on general and administrative expenses for the year ended March 31, 2014. For the period from inception (June 19, 2012) to March 31, 2013, (as it was prior to the acquisition of Alkaline Water Corp.) the Company had nominal operations and expenditures, consisting mainly of professional fees and rent, were significantly less to support the Company’s business at that time.

Net loss for the year ended March 31, 2014 was $(4,229,513) compared to a loss of $(283,388) for the comparable period in 2013. Included in the net loss was stock option compensation expense, stock compensation expense and professional fees totaling $3,193,449.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC") available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company, Inc. (OTCBB: WTER) has developed an innovative, state of the art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The Company is focused on the business of distributing and marketing for retail the sale of its cost-effectively packaged Alkaline88 water beverage products. Visit us at: www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88's premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged three liter and one gallon sizes (plus 700ml in select markets). The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company's expectation of a great selling season for Alkaline88 and tremendous acceptance of the Company’s water products in the stores; the Company’s statement that the visibility of the Company’s product is expected to increase dramatically for consumers; the Company’s statement that the Company has still plenty of room to grow by increasing its penetration to new stores and the Company’s expectation that growth to come from continued increases in volume of product to the retailers; the Company’s guidance relating to the sales for first quarter 2015 ending June 30, 2014, the percentage of single serving 700 ML bottle sales in the sales in the quarter ending June 30, 2014, and the expectation that two additional alkaline machines will go into full production during third quarter of calendar 2014, thereby facilitating production of 80 additional truck loads per month of product to fulfil anticipated demand and a single truck load can generate up to $11,000 in additional revenue. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, changes in customer demand, the extent to which we are successful in gaining new long-term relationships with retailers or retaining existing ones, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:
WTER Investor Relations
Phone: (480) 656-2423
Email: investors@thealkalinewaterco.com
Website: www.thealkalinewaterco.com